UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

JOINT CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center

Princeton, New Jersey 08540

(Address of registrant’s principal executive office)

(609) 514-0300

(Registrant’s telephone number)

Rockwood Specialties Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7101 Muirkirk Road

Beltsville, Maryland 20705

(Address of registrant’s principal executive office)

(301) 470-3366

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.                                             Entry into a Material Definitive Agreement.

On February 22, 2012 (the “Closing Date”), Rockwood Specialties Group, Inc. (the “Company”), a subsidiary of Rockwood Holdings, Inc., entered into an Amendment Agreement (the “Amendment Agreement”) relating to its Credit Agreement, dated as of February 10, 2011 (as amended by the Amendment Agreement, the “Amended Credit Agreement”), among the Company, as Borrower, Rockwood Specialties International, Inc. (the Company’s direct parent), as a Guarantor, the lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Agent, and KKR Capital Markets LLC, as Syndication Agent (the “Syndication Agent”).

Among other things, the Amended Credit Agreement provides for a new five-year amortizing tranche A term loan facility (the “Tranche A Term Facility”) in an aggregate principal amount of $350,000,000, the proceeds of which are to be used to fund, in part, the repayment and retirement in full of the Company’s Senior Subordinated Notes, due November 15, 2014 pursuant to a tender offer or redemption in accordance with the Senior Subordinated Notes Indenture (the “Redemption”), and to pay fees and expenses in connection with the Amendment Agreement, the Tranche A Term Facility and the Redemption.

Loans under the Tranche A Term Facility (“Tranche A Loans”) bear interest at a rate equal to an applicable margin plus, at the Company’s option, either a LIBOR rate adjusted for certain additional costs (the “Eurodollar Rate”) or a base rate equal to the greater of (a) the prime rate in effect on such day, (b) the federal funds effective rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one-month interest period plus 1%.  The applicable margin will initially be (x) in the case Tranche A Loans that are Eurodollar Rate loans, 2.25% per annum and (y) in the case of Tranche A Loans that are base rate loans, 1.25% per annum, in each case, with a step-down of 0.25% during periods when the Company meets a certain ratings condition.

The Tranche A Term Facility matures in full on February 22, 2017 (the “Maturity Date”).  The Tranche A Loans shall be required to be repaid in an amount equal to 7.5% of the original principal amount of the Tranche A Loans in the first year after the Closing Date, 10% in the second year, 10% in the third year, 10% in the fourth year and 62.5% in the fifth year (with payments in each year being made in equal semi-annual installments other than the fifth year, in which 5% of the original principal amount of Tranche A Loans is due after the first six-month period and the remaining principal balance is due on the Maturity Date).

The Company has the right to prepay the Tranche A Term Facility, in whole or in part from time to time, without premium or penalty in accordance with the terms of the Credit Agreement.

The Amended Credit Agreement also provides certain additional capacity for the Company and its restricted subsidiaries to dispose of assets and for non-wholly owned subsidiaries to incur secured debt.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Syndication Agent and one of the Lenders under the Credit Agreement are affiliates of KKR & Co. L.P., an affiliate of the beneficial owners of 10.5% of the Company’s common stock outstanding as of the Closing Date, and have been paid customary fees for their services in connection with the Credit Agreement.

Item 2.03.                                            Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.                                            Financial Statements and Exhibits.

(d)                                                    Exhibits.

Exhibit No.	Description
10.1

First Amendment, dated as of February 22, 2012, among Rockwood Specialties Group, Inc., Rockwood Specialties International, Inc., the Lenders party thereto, and Credit Suisse AG, as Administrative Agent and as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

ROCKWOOD SPECIALTIES GROUP, INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

Dated: February 24, 2012